Specialty Enzymes and Biochemicals Co.

Date: October 20, 2010
GenuFood Energy Enzymes Corp
Two Allen Center, 1200 Smith Street, Suite 1600
Houston, TX 77002

Dear sirs,

RE: GEEC ENZYME PRODUCTS
CONTRACT MANUFACTURING

This is to confirm that following the meeting of July 26, 2010 at our office with your President and CEO, Oliver Lin and his team, we confirm that we can manufacture and supply to you the following enzyme products on your private label:

Item No.	Product to be Supplied	GEEC Brand Name (Private Label)
Enzyme for Human Consumption:		
1.	Floracor-G1	Cellax-FG1 (product code 1201)
2.	Peptizyme-SP	Cellax-SP (product code 1202)
3.	Exclzyme 2AF	Cellax-E2AF (product code 1203)
4.	Exclzyme	Cellax-E (product code 1204)
5.	Serracor-NK	Cellax-SNU (product code 1205)
6.	DigeSEB-G1	Cellax-DG1 (product code 1206)
Enzyme for Animal Consumption:		
7.	DigeSEB Super Pet 3	Anilax-SP3 (product code 2201)
8.	Exclzyme Pet	Anilax-EPET (product code 2202)
9.	MaxiSEB (animal)	Anilax-SEB (product code 2204)
10.	MaxiSEB SW 1013	Anilax-SW1013 (product code 2203)
11.	Liuicell AFL 2500	Anilax-AFL2500 (product code 2205)

Whenever you require any technical support on the above products, we are in a position to furnish and support.

Yours faithfully,

Michael Smith
Vice President

13591 YORBA AVE. ◆ CHINO, CALIFORNIA 91710 ◆ PHONE (909) 613-1660 ◆ FAX (909) 613-1663
Website: www.specialtyenzymes.com ◆ Email: ADM@specialtyenzymes.com